UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 5, 2018

DAVIDsTEA Inc.

(Exact name of registrant as specified in charter)

Canada	001-37404	98-1048842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5430 Ferrier

Town of Mount-Royal,

Québec, Canada

(Address of Principal Executive Offices)

H4P 1M2

(Zip Code)

(888) 837-0006

(Registrant’s telephone number, including area code)

Not Applicable

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2018, Herschel Segal, co-founder of DAVIDsTEA Inc. (the “Company”) and a member of the board of directors of the Company (the “Board”), sent a letter of resignation to the Board (the “Resignation Letter”) stating that he will be stepping down as a director, effective immediately. Mr. Segal stated in the Resignation Letter that he has been disappointed with the Company’s recent performance and pointed to the letter from Rainy Day Investments Ltd. (“RDI”) of February 20, 2018, which is described under Item 7.01 below, as evidence of his being willing to take action to address the Company’s performance. RDI is a company controlled by Mr. Segal, who holds voting and investment control over the shares held by RDI in the Company. Mr. Segal expressed disagreement with the Board’s response to his letter of February 20, 2018, which response is described below. A copy of the Resignation Letter is attached hereto as Exhibit 17.1, and the description of the Resignation Letter contained in this Form 8-K is qualified by reference to the full text of the Resignation Letter.

On March 5, 2018, Lorenzo Salvaggio, a member of the Board and the current Vice President, Secretary and Chief Operating Officer of RDI, also informed the Board that he will be stepping down as a director, effective immediately.

Item 7.01 Regulation FD Disclosure.

As previously announced on December 7, 2017, the board of the Company is considering strategic alternatives including, but not limited to, a potential financing, refinancing, restructuring, merger, acquisition, joint venture, divestiture or disposition of some or all of the Company’s assets outside of the ordinary course of business. On February 20, 2018, Herschel Segal, on behalf of RDI, informed the Company that it has decided to begin the process of exploring leading a privatization transaction for the Company.

RDI has indicated that its goal is to present a proposal for an offer to buy out the minority holders of the Company or for an alternative strategic transaction by the end of April 2018. RDI has also informed the Company that it does not want to sell any of its shares of the Company at this time.

In response, the board of directors has formed a special committee of independent directors to consider any proposal (including any proposal by RDI), to negotiate on behalf of the Company and, if it deems appropriate, to solicit and consider any alternative transactions. The special committee is comprised of Michael J. Mardy, Gary O’Connor, Tyler Gage, Kathleen C. Tierney and Maurice Tousson (Chairman). The special committee is authorized to retain outside financial advisors and legal counsel to assist it in its work and has engaged William Blair & Company L.L.C. as its outside financial advisor and Ropes & Gray LLP and Stikeman Elliott LLP as its outside legal advisors. No definitive schedule to complete its review of strategic alternatives has been established.

The Board cautions the Company’s shareholders and others considering trading in its securities that the communication from RDI was preliminary and there can be no assurance that any definitive offer will be made, that any agreement will be executed or that the privatization or any other transaction will be approved or consummated.

As a matter of policy, the Company does not comment on or provide the market with updates as to the status of any informal expressions of interest or formal proposals or offers presented to the Company or the independent board members from time to time, or the course of discussions with any prospective counterparties, nor will it comment upon any rumors with regard to either of the foregoing or make a further announcement regarding the Company’s consideration of any proposal or other expressions of interest until such time, if ever, that it enters into a definitive agreement for a completed transaction or the special committee determines that no such transaction will be effected. The developments described in this Current Report have not affected the Company’s plans to announce its results for the fourth quarter and full year fiscal 2017 on its ordinary timeline.

The information presented under Item 7.01 in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements:

This Current Report on Form 8-K includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including management’s beliefs and plans regarding the Company’s strategic direction. Actual events may differ materially from these expectations due to risks and uncertainties including the risks set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 13, 2017. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

17.1	Letter of Resignation from Herschel Segal to the Board of Directors of DAVIDsTEA Inc., dated March 5, 2018.
99.1	Letter from RDI to the Board of Directors of DAVIDsTEA Inc., dated February 20, 2018.
99.2	Press release issued March 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDsTEA Inc.

By:	/s/ Joel Silver
Name:	Joel Silver
Title:	President and Chief Executive Officer

Date: March 8, 2018